UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549
_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported: January 20, 2010

American Airlines, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-2691	13-1502798
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd.	Fort Worth, Texas	76155
(Address of principal executive offices)		(Zip code)

(817) 963-1234
(Registrant's telephone number)

   (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

American Airlines, Inc. is furnishing herewith a press release issued on January 20, 2010 by its parent company, AMR Corporation (AMR), as Exhibit 99.1, which is included herein.  This press release was issued to report AMR’s fourth quarter 2009 results.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

	Exhibit 99.1	Press Release of AMR dated January 20, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Airlines, Inc.

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  January 20, 2010

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release

CONTACT:     Andy Backover
Corporate Communications
Fort Worth, Texas
817-967-1577
mediarelations@aa.com

FOR RELEASE: Wednesday, Jan. 20, 2010

Editor's Note:  A live Webcast reporting fourth quarter results will be broadcast on the Internet on Jan. 20 at 2 p.m. EST (Windows Media Player required for viewing)

AMR CORPORATION REPORTS FOURTH QUARTER 2009 NET LOSS OF $344 MILLION, COMPARED TO A LOSS OF $347 MILLION IN FOURTH QUARTER 2008

IN SPITE OF DIFFICULT ECONOMIC AND INDUSTRY CONDITIONS IN 2009, COMPANY TOOK MANY POSITIVE STEPS TO MANAGE THROUGH NEAR-TERM CHALLENGES AND POSITION ITSELF FOR LONG-TERM SUCCESS

Company Reports Full-Year 2009 Net Loss of $1.5 Billion,
Compared to a Loss of $2.1 Billion for 2008

Excluding Special Items and a Non-Cash Tax Item, Fourth Quarter 2009 Loss
was $415 Million, while Full-Year 2009 Loss was $1.4 Billion

FORT WORTH, Texas – AMR Corporation, the parent company of American Airlines, Inc., today reported a net loss of $344 million, or $1.03 per share, for the fourth quarter of 2009.
The fourth quarter 2009 results include the negative impact of $177 million in non-cash special items, which consists primarily of impairment charges of approximately $96 million to write down certain route and slot authorities mainly in Latin America; $42 million to write down certain Embraer RJ-135 aircraft to their estimated fair values; and $20 million associated with the retirement of the Airbus A300 fleet. Also included is the positive impact of a non-cash tax item of approximately $248 million primarily related to hedging gains within Other Comprehensive Income during 2009. Excluding these special items and the non-cash tax item, the Company lost $415 million, or $1.25 per share, in the quarter.
The results for the fourth quarter of 2009 compare to a loss of $347 million, or $1.24 per share, for the fourth quarter of 2008.
The fourth quarter 2008 results included a $23 million charge for aircraft groundings, facility write-offs and severance related to capacity reductions, and a $103 million non-cash pension settlement charge driven by a large number of early pilot retirements. Excluding those special items, the Company lost $221 million, or $0.79 per share, in the fourth quarter of 2008.
For all of 2009, AMR recorded a net loss of $1.5 billion, or $4.99 per share, compared to a loss of $2.1 billion, or $8.16 per share, for 2008. Excluding special items and the non-cash tax item, the Company lost $1.4 billion, or $4.63 per share, for all of 2009, compared to a loss of $1.2 billion, or $4.76 per share, in 2008.
“In 2009, our company once again proved its resiliency and ability to battle through challenges while continuing to work toward a successful future,” said AMR Chairman and CEO Gerard Arpey. “The fuel crisis of 2008 was replaced by the worst recession in decades, which hurt travel demand severely, and tight capital markets. Yet, we took steps to address those challenges by bolstering our liquidity and financial flexibility and remaining disciplined with capacity. At the same time, we strengthened our global network, reinvested in our fleet and products, and made strides to improve our dependability and our customers’ experience.
“I want to thank our employees for their efforts during such challenging times. We are hopeful that better times lay ahead, and we are intensely focused on returning to profitability and executing on our FlightPlan 2020 to position us for long-term success.”
Arpey added that American expects to receive U.S. regulatory approval, in the near future, of its antitrust immunity application with fellow oneworld® members British Airways, Iberia, Finnair, and Royal Jordanian. This approval will pave the way for American, British Airways, and Iberia to launch a joint business relationship on flights between North America and Europe. Additionally, the companies continue to demonstrate the public benefits of their plans to regulators in the European Union.

Financial and Operational Performance (Excluding Impact of Special Items and Non-Cash Tax Item)

AMR reported fourth quarter consolidated revenues of approximately $5.1 billion, a decrease of 7.4 percent year over year, largely driven by reduced capacity and the reduced demand for air travel and cargo resulting from the global economic downturn.
While the revenue and demand environment has remained challenging, the Company’s year-over-year declines in consolidated revenue, cargo revenue and mainline passenger unit revenue have narrowed sequentially in the third and fourth quarters.
Other revenues, from sources such as confirmed flight changes, purchased upgrades, Buy-on-Board food services, and baggage service charges, grew 6.8 percent to $582 million in the fourth quarter, compared to the fourth quarter of 2008. Even with the drop off in demand and traffic throughout the year, for all of 2009 other revenue increased 5.4 percent to $2.3 billion compared to 2008.
The Company’s cargo revenue declined by 16.4 percent to $164 million in the fourth quarter compared to the same period in 2008.
American’s mainline passenger revenue per available seat mile (unit revenue) declined by 4.3 percent in the fourth quarter compared to the year-ago quarter.
While the Company’s fourth quarter unit revenue performance continues to reflect the effects of a challenging economy, the Company believes the strength of its network and its efforts to drive a revenue premium helped its mainline unit revenue performance outpace that of most of its legacy network competitors in 2009.
Mainline capacity, or total available seat miles, in the fourth quarter decreased by 4.9 percent compared to the same period in 2008, as the Company continued to exercise capacity discipline given the still-challenging demand environment.
American’s mainline load factor – or the percentage of total seats filled – was a record 81.1 percent during the fourth quarter, compared to 78.3 percent in the fourth quarter of 2008. American’s fourth quarter yield, which represents average fares paid, decreased by 7.6 percent compared to the fourth quarter of 2008. The decrease in yield was largely due to more aggressive pricing industry-wide and reduced traffic in the premium cabins.
American’s mainline cost per available seat mile (unit cost) in the fourth quarter was essentially flat year over year, in part due to lower fuel prices. Taking into account the impact of fuel hedging, AMR paid $2.17 per gallon for jet fuel in the fourth quarter versus $2.60 a gallon in the fourth quarter of 2008, a 16.4 percent decrease. As a result, the Company paid $287 million less for fuel in the fourth quarter of 2009 than it would have paid at prevailing prices from the prior-year period.
Excluding fuel, mainline unit costs in the fourth quarter of 2009 increased by 8.3 percent year over year, driven by reduced capacity, higher pension expenses, higher materials and repairs expenses, and investments in dependability initiatives.
An unaudited summary of full-year 2009 results is available in the tables at the back of this press release.

Balance Sheet Update
AMR ended the fourth quarter with approximately $4.9 billion in cash and short-term investments, including a restricted balance of $460 million, compared to a balance of $3.6 billion in cash and short-term investments, including a restricted balance of $459 million, at the end of the fourth quarter of 2008. In the third and fourth quarters of 2009, the Company closed approximately $5 billion in financing transactions to bolster liquidity, finance the delivery of new Boeing 737-800 aircraft and refinance existing debt maturities.
AMR’s Total Debt, which it defines as the aggregate of its long-term debt, capital lease obligations, the principal amount of airport facility tax-exempt bonds, and the present value of aircraft operating lease obligations, was $16.1 billion at the end of the fourth quarter of 2009, compared to $15.1 billion a year earlier.
AMR’s Net Debt, which it defines as Total Debt less unrestricted cash and short-term investments, was $11.7 billion at the end of the fourth quarter, compared to $12.0 billion in the fourth quarter of 2008.

Fourth Quarter 2009 Highlights
•
For the fourth consecutive year, the readers of Global Traveler magazine bestowed the honor of “Best Domestic First Class Airline” upon American Airlines. Global Traveler’s annual GT Tested Awards program surveyed more than 25,000 business and leisure travelers to determine the best in business and luxury travel for 2009.

•
American Airlines was also recognized by the readers of Business Traveler magazine as a leader in domestic travel. The airline was named “Best North American Airline for First-Class Service” and “Best Airline for North American Travel” by Business Traveler’s 2009 Best in Business Travel Survey. Along with these awards, American also ranked second in the “Best North American Airline for International Travel” and “Best Inflight Services in North America” categories.

•
In November, Mexicana, the leading airline in Mexico and Latin America, became part of the oneworld Alliance. Mexicana and its subsidiaries, MexicanaClick and MexicanaLink, offer the alliance’s full range of services and benefits. They extend the oneworld network to almost 700 destinations in nearly 150 countries, with a combined fleet of some 2,250 aircraft operating more than 8,000 flights a day, carrying 325 million passengers a year, with annual revenues of $100 billion.

•
Also in November, American Eagle began nonstop jet service from Miami International Airport (MIA) to Charleston, S.C., and Knoxville, Tenn., as well as to Eleuthera, Treasure Cay, and Governor’s Harbour in the Bahamas.  American Eagle also began daily nonstop service to Santa Fe, N.M., from Los Angeles.

•
The American Airlines brand served as the backdrop for the highly-acclaimed Paramount Pictures film, “Up in the Air,” released in theatres in December. The film, directed by Jason Reitman, the Oscar®-nominated director of “Juno,” is a dramatic comedy starring Oscar® winner George Clooney. American and its employees also played a key role in the movie’s production. There was no AA financial investment in the film. The partnership with “Up in the Air” allowed American to provide access to airports, terminals and branded materials that gave a sense of realism to the project.

Guidance

Mainline and Consolidated Capacity

AMR expects its full-year mainline capacity to increase by 0.9 percent in 2010 compared to 2009, with domestic capacity down 0.5 percent and an increase of international capacity of 3.2 percent compared to 2009 levels. On a consolidated basis, AMR expects full-year capacity to increase by 1.3 percent in 2010 compared to 2009.
The Company’s 2010 capacity levels include the reinstatement of flying that was canceled in 2009 due to the H1N1 virus and the launch of Chicago-Beijing service, which was deferred from 2009.
AMR expects mainline capacity in the first quarter of 2010 to decrease by 2.8 percent compared to the first quarter of 2009, with domestic capacity expected to be down 1.7 percent and international capacity expected to be down 4.5 percent compared to first quarter 2009 levels. AMR expects consolidated capacity in the first quarter of 2010 to decrease by 2.6 percent compared to the first quarter of 2009.

Fuel Expense and Hedging

While the cost of jet fuel has been increasing recently and remains volatile, based on the Jan. 8 forward curve, AMR is planning for an average system price of $2.36 per gallon in the first quarter of 2010 and $2.42 per gallon for all of 2010.
AMR has 30 percent of its anticipated first quarter 2010 fuel consumption hedged at an average cap of $2.55 per gallon of jet fuel equivalent ($97 per barrel crude equivalent), with 27 percent subject to an average floor of $1.84 per gallon of jet fuel equivalent ($67 per barrel crude equivalent). AMR has 24 percent of its anticipated full-year consumption hedged at an average cap of $2.48 per gallon of jet fuel equivalent ($93 per barrel crude equivalent), with 22 percent subject to an average floor of $1.80 per gallon of jet fuel equivalent ($65 per barrel crude equivalent).
As of Jan. 8, the average 2010 market forward price of crude oil was more than $85 per barrel. Consolidated consumption for the first quarter is expected to be 662 million gallons of jet fuel.

Mainline and Consolidated Cost per Available Seat Mile (CASM) – Excluding Impact of Special Items

	1Q2010 (est.) vs. 1Q2009 H/(L)	Full year 2010 (est.) vs. 2009 H/(L)
Mainline	9.6%	5.9%
Excluding Fuel	5.1	1.4
Consolidated	9.4	5.9
Excluding Fuel	4.5	1.1

All of the expected 1.1 percent increase in consolidated cost per seat mile, excluding fuel, for 2010 is due to anticipated higher revenue-related expenses (such as booking fees and commissions) and financing costs related to Boeing 737-800 and other aircraft to be delivered in 2009 and 2010. However, 737-800 aircraft are 35 percent more fuel efficient on a seat-mile basis than the MD-80s they are replacing and mainline fuel efficiency for 2010 is expected to be better by over 2 percent versus last year.

Editor’s Note: AMR’s Chairman  and Chief Executive Officer, Gerard Arpey, and its Executive Vice President and Chief Financial Officer, Thomas Horton, will make a presentation to analysts during a teleconference on Wednesday, January 20, at 2 p.m. EST. Following the analyst call, they will hold a question-and-answer conference call for media. Reporters interested in listening to the presentation or participating in the media Q&A should call 817-967-1577.

Statements in this release contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this release, the words “expects”, “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook”, “may,” “will,” “should”, “seeks”, “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe our objectives, plans or goals, or actions we may take in the future, are forward-looking statements. Forward-looking statements include, without limitation, the Company’s expectations concerning operations and financial conditions, including changes in capacity, revenues, and costs; future financing plans and needs; the amounts of the Company’s unencumbered assets and other sources of liquidity; fleet plans; overall economic and industry conditions; plans and objectives for future operations; regulatory approvals and actions, including the Company’s application for antitrust immunity with other oneworld alliance members; and the impact on the Company of its results of operations in recent years and the sufficiency of its financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. This release includes forecasts of unit cost and revenue performance, fuel prices and fuel hedging, capacity and traffic estimates, other income/expense estimates, share count, statements regarding the Company’s liquidity, and statements regarding expectations of regulatory approval of our application for antitrust immunity with other oneworld members, each of which is a forward-looking statement. Forward-looking statements are subject to a number of factors that could cause the Company’s actual results to differ materially from the Company’s expectations. The following factors, in addition to other possible factors not listed, could cause the Company’s actual results to differ materially from those expressed in forward-looking statements: the materially weakened financial condition of the Company, resulting from its significant losses in recent years; weaker demand for air travel and lower investment asset returns resulting from the severe global economic downturn; the Company’s need to raise substantial additional funds and its ability to do so on acceptable terms; the ability of the Company to generate additional revenues and reduce its costs; continued high and volatile fuel prices and further increases in the price of fuel, and the availability of fuel; the Company’s substantial indebtedness and other obligations; the ability of the Company to satisfy certain covenants and conditions in certain of its financing and other agreements; changes in economic and other conditions beyond the Company’s control, and the volatile results of the Company’s operations; the fiercely and increasingly competitive business environment faced by the Company; potential industry consolidation and alliance changes; competition with reorganized carriers; low fare levels by historical standards and the Company’s reduced pricing power; changes in the Company’s corporate or business strategy; government regulation of the Company’s business; conflicts overseas or terrorist attacks; uncertainties with respect to the Company’s international operations; outbreaks of a disease (such as SARS, avian flu or the H1N1 virus) that affects travel behavior; labor costs that are higher than those of the Company’s competitors; uncertainties with respect to the Company’s relationships with unionized and other employee work groups; increased insurance costs and potential reductions of available insurance coverage; the Company’s ability to retain key management personnel; potential failures or disruptions of the Company’s computer, communications or other technology systems; losses and adverse publicity resulting from any accident involving the Company’s aircraft; changes in the price of the Company’s common stock; and the ability of the Company to reach acceptable agreements with third parties. Additional information concerning these and other factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (as updated by the Company’s Current Report on Form 8-K filed on April 21, 2009) and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009.

Detailed financial information follows:

AMR CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
 (in millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,
	2009	2008	Percent Change
Revenues
Passenger - American Airlines	$3,798	$4,174	(9.0)
- Regional Affiliates	519	554	(6.3)
Cargo	164	196	(16.4)
Other revenues	582	545	6.8
Total operating revenues	5,063	5,469	(7.4)

Expenses
Wages, salaries and benefits	1,719	1,720	(0.1)
Aircraft fuel	1,468	1,819	(19.3)
Other rentals and landing fees	347	314	10.7
Depreciation and amortization	278	285	(2.6)
Maintenance, materials and repairs	332	294	12.9
Commissions, booking fees and credit card expense	208	217	(4.2)
Aircraft rentals	129	120	7.3
Food service	122	123	(0.9)
Special charges	71	23	*
Other operating expenses	779	750	3.9
Total operating expenses	5,453	5,665	(3.7)

Operating Income/(Loss)	(390)	(196)	99.2

Other Income (Expense)
Interest income	7	43	(83.0)
Interest expense	(209)	(195)	7.2
Interest capitalized	11	10	7.9
Miscellaneous – net	(17)	(9)	88.9
	(208)	(151)	37.7

Income/(Loss) Before Income Taxes	(598)	(347)	72.4
Income tax (benefit)	(254)	-	*
Net Income/(Loss)	$(344)	$(347)	(0.8)

Earnings/(Loss) Per Share
Basic	$(1.03)	$(1.24)
Diluted	$(1.03)	$(1.24)

Number of Shares Used in Computation
Basic	333	279
Diluted	333	279
* Not Meaningful

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

	Three Months Ended December 31,		Percent
	2009	2008	Change
American Airlines, Inc. Mainline Jet Operations
Revenue passenger miles (millions)	29,908	30,379	(1.6)
Available seat miles (millions)	36,883	38,797	(4.9)
Cargo ton miles (millions)	471	458	2.8
Passenger load factor	81.1%	78.3%	2.8 pts
Passenger revenue yield per passenger mile (cents)	12.70	13.74	(7.6)
Passenger revenue per available seat mile (cents)	10.30	10.76	(4.3)
Cargo revenue yield per ton mile (cents)	34.82	42.81	(18.7)
Operating expenses per available seat mile, excluding Regional Affiliates (cents) (1)	13.05	12.99	0.4
Fuel consumption (gallons, in millions)	609	637	(4.4)
Fuel price per gallon (dollars)	2.17	2.60	(16.5)

Regional Affiliates
Revenue passenger miles (millions)	2,059	2,012	2.4
Available seat miles (millions)	2,880	2,918	(1.3)
Passenger load factor	71.5%	68.9%	2.5 pts

AMR Corporation
Average Equivalent Number of Employees
American Airlines	65,700	68,700
Other	12,300	12,400
Total	78,000	81,100
(1)	Excludes $675 million and $640 million of expense incurred related to Regional Affiliates in 2009 and 2008, respectively.

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

OPERATING STATISTICS BY REGIONAL ENTITY

American Airlines, Inc.	Three Months Ended December 31, 2009
Entity Results	RASM1 (cents)	Y-O-Y Change	ASMs2 (billions)	Y-O-Y Change

DOT Domestic	10.08	(4.3)%	22.9	(3.8)%
International	10.65	(4.2)	14.0	(6.8)
DOT Latin America	11.73	(3.1)	6.9	(6.8)
DOT Atlantic	9.81	(2.0)	5.4	(8.0)
DOT Pacific	8.98	(16.0)	1.7	(2.8)

American Airlines, Inc.	Three Months Ended December 31, 2009
Entity Results	Load Factor (pts)	Y-O-Y Change (pts)	Yield (cents)	Y-O-Y Change

DOT Domestic	81.6	2.0	12.35	(6.6)
International	80.2	4.0	13.29	(9.0)
DOT Latin America	79.5	5.0	14.74	(9.2)
DOT Atlantic	81.1	3.8	12.09	(6.6)
DOT Pacific	79.8	0.6	11.25	(16.6)
1 Revenue per Available Seat Mile
2 Available Seat Miles

AMR CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)

	Year Ended December 31,		Percent
	2009	2008	Change
Revenues
Passenger - American Airlines	$15,037	$18,234	(17.5)
- Regional Affiliates	2,012	2,486	(19.1)
Cargo	578	874	(33.9)
Other revenues	2,290	2,172	5.4
Total operating revenues	19,917	23,766	(16.2)

Expenses
Wages, salaries and benefits	6,807	6,655	2.3
Aircraft fuel	5,553	9,014	(38.4)
Other rentals and landing fees	1,353	1,298	4.2
Depreciation and amortization	1,104	1,207	(8.5)
Maintenance, materials and repairs	1,280	1,237	3.5
Commissions, booking fees and credit card expense	853	997	(14.4)
Aircraft rentals	505	492	2.6
Food service	487	518	(5.9)
Special charges	171	1,213	(85.9)
Other operating expenses	2,808	3,024	(7.1)
Total operating expenses	20,921	25,655	(18.5)

Operating Income (Loss)	(1,004)	(1,889)	(46.8)

Other Income (Expense)
Interest income	34	181	(81.2)
Interest expense	(744)	(803)	(7.4)
Interest capitalized	42	33	28.2
Miscellaneous – net	(80)	360	*
	(748)	(229)	*

Income/(Loss) Before Income Taxes	(1,752)	(2,118)	(17.3)
Income tax (benefit)	(284)	-	*
Net Income/(Loss)	$(1,468)	$(2,118)	(30.7)

Earnings/(Loss) Per Share
Basic	$(4.99)	$(8.16)
Diluted	$(4.99)	$(8.16)

Number of Shares Used in Computation
Basic	294	259
Diluted	294	259
* Not Meaningful

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

	Year Ended December 31,		Percent
	2009	2008	Change
American Airlines, Inc. Mainline Jet Operations
Revenue passenger miles (millions)	122,418	131,757	(7.1)
Available seat miles (millions)	151,774	163,532	(7.2)
Cargo ton miles (millions)	1,656	2,005	(17.4)
Passenger load factor	80.7%	80.6%	0.1 pts
Passenger revenue yield per passenger mile (cents)	12.28	13.84	(11.2)
Passenger revenue per available seat mile (cents)	9.91	11.15	(11.1)
Cargo revenue yield per ton mile (cents)	34.91	43.59	(19.9)
Operating expenses per available seat mile, excluding Regional Affiliates (cents) (1)	12.22	13.87	(11.9)
Fuel consumption (gallons, in millions)	2,499	2,694	(7.2)
Fuel price per gallon (dollars)	2.01	3.03	(33.7)

Regional Affiliates
Revenue passenger miles (millions)	8,255	8,846	(6.7)
Available seat miles (millions)	11,566	12,603	(8.2)
Passenger load factor	71.4%	70.2%	1.2 pts

AMR Corporation
Average Equivalent Number of Employees
American Airlines	66,500	70,900
Other	12,400	13,200
Total	78,900	84,100

(1)	Excludes $2.5 billion and $3.1 billion of expense incurred related to Regional Affiliates in 2009 and 2008, respectively.

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

OPERATING STATISTICS BY REGIONAL ENTITY

American Airlines, Inc.	Year Ended December 31, 2009
Entity Results	RASM1 (cents)	Y-O-Y Change	ASMs2 (billions)	Y-O-Y Change

DOT Domestic	9.87	(8.7)%	93.0	(8.7)%
International	9.96	(14.9)	58.8	(4.7)
DOT Latin America	10.91	(12.5)	28.4	(6.5)
DOT Atlantic	9.13	(16.7)	23.7	(3.7)
DOT Pacific	8.90	(19.4)	6.7	0.1
1 Revenue per Available Seat Mile
2 Available Seat Miles

American Airlines, Inc.	Year Ended December 31, 2009
Entity Results	Load Factor (pts)	Y-O-Y Change (pts)	Yield (cents)	Y-O-Y Change

DOT Domestic	82.6	0.8%	11.96	(9.5)%
International	77.7	(0.9)	12.83	(13.9)
DOT Latin America	76.7	(1.1)	14.23	(11.2)
DOT Atlantic	78.4	(0.2)	11.64	(16.5)
DOT Pacific	79.1	(2.7)	11.24	(16.7)

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

American Airlines, Inc. Mainline Jet Operations	Three Months Ended December 31,
(in millions, except as noted)	2009	2008

Total operating expenses	$5,488	$5,680
Less: Operating expenses incurred related to Regional Affiliates	675	640
Operating expenses excluding expenses incurred related to Regional Affiliates	4,813	5,041
American mainline jet operations available seat miles	36,883	38,797
Operating expenses per available seat mile, excluding Regional Affiliates (cents)	13.05	12.99

Percent change	0.4%

American Airlines, Inc. Mainline Jet Operations	Three Months Ended December 31,
(in millions, except as noted)	2009	2008

Total operating expenses	$5,488	$5,680
Less: Operating expenses incurred related to Regional Affiliates	675	640
Operating expenses excluding expenses incurred related to Regional Affiliates	4,813	5,041
American mainline jet operations available seat miles	36,883	38,797
Operating expenses per available seat mile, excluding Regional Affiliates (cents)	13.05	12.99
Less: Impact of special items (cents)	0.37	0.32
Operating expenses per available seat mile, excluding Regional Affiliates and impact of special items (cents)	12.68	12.67

Percent change	0.1%

Less: Fuel cost per available seat mile (cents)	3.57	4.26
Operating expenses per available seat mile, excluding Regional Affiliates, impact of special items and the cost of fuel (cents)	9.11	8.41

Percent change	8.3%

Note: The Company believes that operating expenses per available seat mile, excluding the cost of fuel and special items assists investors in understanding the impact of fuel prices and special items on the Company’s operations.

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

AMR Corporation	Three Months Ended December 31,
(in cents, except as noted)	2009	2008

Operating expenses per available seat mile	13.71	13.58
Less: Impact of special items	0.45	0.30
Operating expenses per available seat mile, excluding impact of special items	13.26	13.28

Percent change	(0.1)%

Less: Fuel cost per available seat mile	3.69	4.36
Operating expenses per available seat mile, excluding impact of special items and the cost of fuel	9.57	8.92

Percent change	7.4%

American Airlines, Inc. Mainline Jet Operations	Year Ended December 31,
(in millions, except as noted)	2009	2008

Total operating expenses	$21,061	$25,750
Less: Operating expenses incurred related to Regional Affiliates	2,509	3,063
Operating expenses excluding expenses incurred related to Regional Affiliates	18,552	22,688
American mainline jet operations available seat miles	151,774	163,532
Operating expenses per available seat mile, excluding Regional Affiliates (cents)	12.22	13.87

Percent change	(11.9)%

Note: The Company believes that operating expenses per available seat mile, excluding the cost of fuel and special items assists investors in understanding the impact of fuel prices and special items on the Company’s operations.

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

American Airlines, Inc. Mainline Jet Operations	Year Ended December 31,
(in millions, except as noted)	2009	2008

Total operating expenses	$21,061	$25,750
Less: Operating expenses incurred related to Regional Affiliates	2,509	3,063
Operating expenses excluding expenses incurred related to Regional Affiliates	18,552	22,688
American mainline jet operations available seat miles	151,774	163,532
Operating expenses per available seat mile, excluding Regional Affiliates (cents)	12.22	13.87
Less: Impact of special items (cents)	0.20	0.73
Operating expenses per available seat mile, excluding Regional Affiliates and impact of special items (cents)	12.02	13.14

Percent change	(8.5)%

Less: Fuel cost per available seat mile (cents)	3.31	4.99
Operating expenses per available seat mile, excluding Regional Affiliates, impact of special items and the cost of fuel (cents)	8.71	8.15

Percent change	6.9%

AMR Corporation	Year Ended December 31,
(in cents, except as noted)	2009	2008

Operating expenses per available seat mile	12.81	14.57
Less: Impact of special items	0.22	0.75
Operating expenses per available seat mile, excluding impact of special items	12.59	13.82

Percent change	(8.9)%

Less: Fuel cost per available seat mile	3.40	5.12
Operating expenses per available seat mile, excluding impact of special items and the cost of fuel	9.19	8.70

Percent change	5.6%

Note: The Company believes that operating expenses per available seat mile, excluding the cost of fuel and special items assists investors in understanding the impact of fuel prices and special items on the Company’s operations.

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

AMR Corporation Calculation of Net Debt	As of December 31,
(in millions, except as noted)	2009	2008

Current and long-term debt	$11,008	$10,268
Current and long-term capital lease obligations	689	689
Principal amount of certain airport facility tax-exempt bonds and the present value of aircraft operating lease obligations	4,395	4,180
	16,092	15,138
Less: Unrestricted cash and short-term investments	4,399	3,107
Net Debt	$11,693	$12,031

Note:  The Company believes the net debt metric assists investors in understanding changes in the Company’s liquidity.

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

American Airlines, Inc. Mainline Jet Operations	Three Months Ended March 31,
(in cents, except as noted)	2010 (Estimate)	2009 (Actual)

Operating expenses per available seat mile, excluding Regional Affiliates	12.91	11.82
Less: Impact of special items	-	0.04
Operating expenses per available seat mile, excluding Regional Affiliates and impact of special items	12.91	11.78

Percent change	9.6%

Less: Fuel expense per available seat mile	3.81	3.12
Operating expenses per available seat mile, excluding Regional Affiliates, impact of special items and fuel expense	9.10	8.66

Percent change	5.1%

AMR Corporation	Three Months Ended March 31,
(in cents, except as noted)	2010 (Estimate)	2009 (Actual)

Operating expenses per available seat mile Less: Impact of special items	13.52 -	12.40 0.04
Operating expenses per available seat mile, excluding impact of special items	13.52	12.36

Percent change	9.4%

Less: Fuel expense per available seat mile	3.94	3.19
Operating expenses per available seat mile, excluding impact of special items and fuel expense	9.58	9.17

Percent change	4.5%

Note: The Company believes that operating expenses per available seat mile, excluding the cost of fuel and special items assists investors in understanding the impact of fuel prices and special items on the Company’s operations.

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

American Airlines, Inc. Mainline Jet Operations	Year Ended December 31,
(in cents, except as noted)	2010 (Estimate)	2009 (Actual)

Operating expenses per available seat mile, excluding Regional Less: Impact of special items	12.72 -	12.22 0.20
Operating expenses per available seat mile, excluding Regional Affiliates and impact of special items	12.72	12.02

Percent change	5.9%

Less: Fuel expense per available seat mile	3.88	3.31
Operating expenses per available seat mile, excluding Regional Affiliates, impact of special items and fuel expense	8.84	8.71

Percent change	1.4%

AMR Corporation	Year Ended December 31,
(in cents, except as noted)	2010 (Estimate)	2009 (Actual)

Operating expenses per available seat mile Less: Impact of special items	13.33 -	12.81 0.22
Operating expenses per available seat mile, excluding impact of special items	13.33	12.59

Percent change	5.9%

Less: Fuel expense per available seat mile	4.04	3.40
Operating expenses per available seat mile, excluding impact of special items and fuel expense	9.29	9.19

Percent change	1.1%

Note: The Company believes that operating expenses per available seat mile, excluding the cost of fuel and special items assists investors in understanding the impact of fuel prices and special items on the Company’s operations.

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

AMR Corporation	Three Months Ended December 31,
(in millions, except per share amounts)	2009	2008

Net Income/(Loss)	(344)	(347)
Less: Impact of special items and non-cash tax item	71	(126)
Net Income/(Loss), excluding impact of special items and non-cash tax item	(415)	(221)
Earnings/(Loss) Per Share, excluding impact of special items and non-cash tax item
Basic	(1.25)	(0.79)
Diluted	(1.25)	(0.79)

AMR Corporation	Year Ended December 31,
(in millions, except per share amounts)	2009	2008

Net Income/(Loss)	(1,468)	(2,118)
Less: Impact of special items and non-cash tax item	(107)	(885)
Net Income/(Loss), excluding impact of special items and non-cash tax item	(1,361)	(1,233)
Earnings/(Loss) Per Share, excluding impact of special items and non-cash tax item
Basic	(4.63)	(4.76)
Diluted	(4.63)	(4.76)

Note: The Company believes income excluding special items (and the non-cash tax item) assists investors in understanding the impact of special items on the Company’s operations.

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Current AMR Corp. releases can be accessed on the Internet.
The address is http://www.aa.com